TERMINATION AND RELEASE

For Good and Valuable consideration, the sufficiency and receipt of which is hereby acknowledged I Richard Griffiths agree as follows:

I tender my resignation as officer and director of the Company.

I hereby release and discharge Urbanalien Corporation (hereinafter referred to as the Company), its principles and all other related corporate entities from any and all actions, causes of actions, claims and demands from the date of commencement of my employment to the date of my resignation, being March 22, 2002.

I agree and acknowledge that I cannot officially represent the Company in any fashion, and cannot accept any contribution or incur any expenses or liabilities on behalf of the Company from and after March 22, 2002.

It is agreed that I will relinquish effective immediately all signing rights, business cards, access to company funds, e-mail, office, and any confidential documents or agreements whether held on paper or electronic copies of the Company including all records pertaining to the affairs of the Company.

I will not communicate, directly or indirectly to any person, entity, or corporation about the terms of this agreement or communicate directly or indirectly in any derogatory fashion concerning the Company and its related companies.

I agree to keep all trade secrets and/or propriety information of the Company in strictest confidence.

I will not attempt to solicit or communicate, directly or indirectly the clients, customers or employees of the Company with respect to the Urbanalien concept, technology or business model.

I agree to execute such documents as may be required from time to time to further give effect to the clauses contained herein.

I acknowledge that I have had the opportunity to seek independent legal advice with respect to this agreement

In WITNESS WHEREOF I have hereunto set my hand and seal this 17th day of April, 2002.

Signed, Sealed and Delivered)
in the presence of)


_______________________  )         _______________________
Witness             )         Richard Griffiths



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